Exhibit 10.16

UQM TECHNOLOGIES, INC.
2002 EQUITY INCENTIVE PLAN

NON_QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT made as of this 2nd day of March, 2004, between UQM TECHNOLOGIES, INC., a Colorado corporation (together with its Affiliated Corporations, except where the context requires otherwise, the "Company"), and William G. Rankin (the "Option Holder").

1.	Grant of Option. Pursuant to the UQM Technologies, Inc. 2002 Equity Incentive Plan (the "Plan") and

subject to the terms and conditions of this Agreement, the Company hereby grants to the Option Holder a non-qualified option (the "Option") to purchase 103,550 shares of the common stock of the Company (the "Stock") at an exercise price per share of $2.41 (the "Option Price"). The Option grant shall be effective as of February 27, 2004 (the "Effective Date"). The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.	Requirements for Exercise; Vesting.

	(a)	In General. Except as provided otherwise in this Agreement, the Option shall not become exercisable until the Option Holder has completed one full year of continuous employment after the Effective Date. Upon the completion of one full year of continuous employment after the Effective Date, the Option shall become vested and exercisable in increments, if the Option Holder is still in the employ of the Company on the dates indicated in the following schedule:

Percentage of Option
That Shall Become Vested
And Exercisable on Each Date

	33.3%	on the first anniversary of the date of the grant;
	An additional 33.3%	on the second anniversary of the date of the grant;
	An additional 33.4%	on the third anniversary of the date of the grant.

Except as set forth in Section 5 of this Agreement, the Option shall not be exercisable as to any shares of Stock as to which the vesting requirements of this Section 2 shall not be satisfied, regardless of the circumstances under which the Option Holder’s employment by the Company shall be terminated. The number of shares of Stock as to which the Option may be exercised shall be cumulative, so that once the Option shall become vested and exercisable as to any shares of Stock it shall continue to be vested and exercisable as to such shares, until expiration or termination of the Option as provided in Section 6 hereof. If at any time the number of shares of Stock that are covered by the vested and exercisable portion of the Option includes a fractional share, the number of shares of Stock as to which the Option shall be actually vested and exercisable shall be rounded down to the next whole share of Stock.

	(b)	Accelerated Vesting in Certain Circumstances. The Option Holder shall become 100% vested with respect to the entire Option, and the entire Option shall become exercisable, upon a reorganization or change in control of the Company (as defined in Section 5(b) below).

3.	Method for Exercising the Option. The Option may be exercised only by delivery of written notice of exercise, together with payment of the Option Price as provided below, in person or through certified or registered mail, fax or overnight delivery to the Company at the following address: UQM Technologies, Inc., Attention: Corporate Secretary, 7501 Miller Drive, PO Box 439, Frederick, Colorado 80530, or such other address as shall be furnished in writing to the Option Holder by the Company. Such written notice shall specify that the Option is being exercised, and the number of shares of Stock with respect to which the Option is exercised, the Option Price shall be paid no later than 30 days after the notice of exercise is delivered. The Option shall be exercised only when the Option Price is paid in full.

The Company intends to register the shares of Stock subject to this Option and this Option on a Form S-8 Registration Statement (or any successor or replacement Form). Notwithstanding such registration, the Company may require the Option Holder, as a condition of exercise of this Option, to give written assurance in substance and form satisfactory to the Company and its counsel to the effect that the Option Holder is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

The purchase of such Stock shall take place at the address of the Company set forth above upon delivery of a notice of exercise that specifies the number of shares with respect to which the Option is being exercised and payment of the Option Price for the Stock in full, within 30 days of the delivery of the notice of exercise, (i) by certified or cashier’s check payable to the Company’s order, or (ii) by wire transfer to such account as may be specified by the Company for this purpose, or (iii) by delivery to the Company of certificates representing the number of shares of Stock then owned by the Option Holder, the Fair Market Value of which equals the Option Price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company; provided, however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six (6) months, or (iv) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price; provided, however, that if the Option Holder is subject to the Sarbanes-Oxley Act of 2002, the Option Price shall not be paid with the proceeds of a loan. For purposes of this Option, the Fair Market Value of any shares of Stock delivered in payment of the Option Price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price.

Upon such notice to the Company and payment of the Option Price, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Stock so purchased shall be issued by the Company and delivered to the Option Holder.

4.	Adjustment of the Option.

	(a)	Adjustment by Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in Stock, or through a Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, the numbers, rights and privileges of the shares of Stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and non- assessable at the time of such occurrence.

	(b)	Other Distributions and Changes in the Stock. If the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in subsection (a)) or grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or there shall be any other change (except as described in subsection (a)) in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event equitably requires an adjustment in the number or kind of shares subject to the Option, an adjustment to the Option Price, or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Option Holder upon the exercise of the Option, then such adjustment shall be made, or other actions taken, by the Committee and shall be effective for all purposes of this Agreement.

	(c)	Apportionment of Option Price. Upon any occurrence described in the preceding subsections (a)

and (b), the aggregate Option Price for the shares of Stock then subject to the Option shall remain unchanged and shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other properties subject to the Option. Any fractional shares resulting from any of the foregoing adjustments shall be disregarded and eliminated from this Option.

5.	Reorganization and Change in Control.

	(a)	Full Vesting; Termination; Assumption or Substitution. Upon the occurrence of a Corporate

Transaction (as defined in subsection 5(c)), the Option shall become fully exercisable regardless of whether all conditions of exercise relating to length of service have been satisfied. The Committee may also provide for the assumption or substitution of the Option by the surviving entity as described in subsection 5(b) and make any other provision for the Option as the Committee deems appropriate in its sole discretion. The Committee may provide that any portion of the Option that outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing, as the Committee determines in its sole discretion.

	(b)	Assumption or Substitution. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the Option or the substitution of a new option for the outstanding Option on terms comparable to the Option.

	(c)	Corporate Transaction. A Corporate Transaction shall include the following:

(i) Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares); or

(ii) Sale: the sale or conveyance of the property of the Company as an entirety or substantially as

(other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company) or the sale of more than 50% of the outstanding voting stock of the Company; or

(iii) Liquidation: the dissolution or liquidation of the Company; or

(iv) Change in Control: a "Change in Control" shall be deemed to have occurred if at any time during any period of two consecutive years (including any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of all directors at any time during such period; or

(v) Other Transactions: any other transaction that the Board determines by resolution to be a
Corporate Transaction.

Notwithstanding anything to the contrary in this Section 5 to the contrary, no Option or other Award will become exercisable and/or vested by virtue of the occurrence of a Corporate Transaction if the Participant or any group of which such Participant is a member of the person whose acquisition constituted the Corporate Transaction.

6.	Expiration and Termination of the Option. The Option shall expire on the tenth (10th) anniversary of the
Effective Date, (the period from the Effective Date to the expiration date is the "Option Period") or prior to such time as follows:

	(a)	Termination for Cause. If the Option Holder’s employment by the Company is terminated for
"cause," as determined by the Company, within the Option Period, the entire Option, whether or not vested, shall become void, shall be forfeited and shall terminate immediately upon the termination of employment of the Option Holder. For this purpose, "cause" shall mean a gross violation, as determined by the Company, of the Company’s established policies and procedures.

	(b)	Termination on Account of Disability. If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s termination of services.

	(c)	Death. If the Option Holder dies during the Option Period while still employed by or performing services for the Company or within the one year period referred to in (b) above or the three (3) month period referred to in (d) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s death.

	(d)	Termination for Other Reasons. If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) within the Option Period for any reason other than cause, Disability, or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

7.	Transferability.

	(a)	In General: No Lifetime Transfers. Except as provided in subsection (b) below, the Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Option Holder’s life only by him, or in the event of Disability or incapacity, by his guardian or legal representative, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution. Except as specifically provided herein, upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, or upon the levy of any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

	(b)	InterVivos Transfer to Certain Family Members. The Option Holder may transfer the Option to a

Member of the Option Holder’s immediate family, a trust of which members of the Option Holder’s immediate family are the only beneficiaries, or a partnership of which members of the Option Holder’s immediate family or trusts for the sole benefit of the Option Holder’s immediate family are the only partners (the "InterVivos Transferee"). Immediate family means the Option Holder’s spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all terms of this Agreement and the Plan, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Option Holder and the InterVivos Transferee shall enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Agreement and the Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 17.2 of the Plan unless the agreement referred to in the preceding sentence specifically provides otherwise.

8.	Limitation of Rights. The Option Holder or his successor shall have no rights as a stockholder with respect to the shares of Stock covered by this Option until the Option Holder or his successors become the holder of record of such shares.

9.	Stock Reserve. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, and the Company shall pay all original issue taxes (if any) on the exercise of the Option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

10.	Withholding. The issuance of Stock pursuant to the exercise of this Option shall be subject to the requirement that the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional income and other tax withholding applicable to the exercise of the Option.

11.	Miscellaneous.

	(a)	Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

(i) If to the Company, to UQM Technologies, Inc., Attention: Corporate Secretary, 7501 Miller
Drive, PO Box 439, Frederick, Colorado 80530, or at such other address as may have been furnished to the Option Holder in writing by the Company; or

(ii) If to the Option Holder, to the Option Holder at UQM Technologies, Inc., 7501 Miller Drive,
PO Box 439, Frederick, Colorado 80530, or at other address as may have been furnished to the Company by the Option Holder.

Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

	(b)	Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder.

	(c)	Defined Terms. Capitalized terms shall have the meaning set forth in the Plan or herein, as the case may be.

	(d)	Compliance with Securities Laws. This Agreement shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification.

	(e)	Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

	(f)	Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

	(g)	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

	(h)	Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Option
Holder any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Stock and the Option.

	(i)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

UQM TECHNOLOGIES, INC.

By: /s/ Donald A. French
Donald A. French, Treasurer

OPTION HOLDER

By: /s/ William G. Rankin
William G. Rankin